UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.    Other Events.

On May 14, 2020, Seelos Therapeutics, Inc. (the "Company") received a letter from The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that it has regained full compliance with the continued listing standards of the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b), which requires that the Company maintain (1) stockholders' equity of at least $2.5 million, (2) minimum market value of listed securities of at least $35 million, or (3) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years. The Company regained compliance after the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 with the Securities and Exchange Commission on May 7, 2020, which evidenced stockholders' equity of $6,765,000 as of March 31, 2020.

On June 5, 2020, the Company received an additional letter from Nasdaq notifying the Company that it has regained full compliance with the minimum bid price requirement of the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), which requires that the Company maintain a minimum bid price of $1.00 per share. The Company regained compliance after the closing bid price of the Company's common stock had been at $1.00 per share or greater for ten consecutive business days, from May 21, 2020 through June 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: June 11, 2020	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer